Exhibit 10.36

AMENDMENT NO. 3

TO LICENSE AGREEMENT OF SEPTEMBER 27, 1996
BETWEEN THE REGENTS OF THE UNIVERSITY OF CALIFORNIA AND
SCIENTIFIC LEARNING CORPORATION
COVERING TRAINING AIDS FOR THE REMEDIATION OF LEARNING DISABILITES

Scientific Learning Corporation (“SLC") and The Regents of the University of California have entered into an Exclusive License Agreement, dated as of September 27, 1996, as amended by Amendment No. 1 effective as of January 1, 1999, Amendment No. 2, dated as of September 13, 2001, and the UC Consent letter dated as of September 2003. Such Exclusive License Agreement, as thereby amended, is collectively referred to herein as the “License Agreement”.

Amendment

The Regents and SLC agree to amend the License Agreement as follows:

1.	Section 7.1 shall be amended to read in full as follows:

“7.1 The Licensee shall also pay to The Regents an earned royalty as follows: eight percent (8%) of the first Twenty Five Million dollars ($25,000,000) of cumulative Net Sales by SLC of Licensed Products or Licensed Methods; six percent (6%) of Net Sales by SLC thereafter until cumulative Net Sales by SLC reaches Fifty Million dollars ($50,000,000); four percent (4%) of Net Sales thereafter until the combined cumulative Net Sales achieved by SLC and SLC’s sublicensee, Neuroscience Solutions Corporation (“NSC”), reaches Two Hundred Million dollars ($200,000,000); three and one-half percent (3.5%) of Net Sales thereafter until the combined cumulative Net Sales of SLC and NSC reaches Two Hundred Fifty Million dollars ($250,000,000); and three percent (3%) of the combined cumulative Net Sales of SLC and NSC of Licensed Products and Licensed Methods in excess of Two Hundred Fifty Million dollars ($250,000,000).”.

2.	This Amendment No. 3 shall become effective upon the closing under the proposed Technology Transfer Agreement between SLC and Neuroscience Solutions Corporation.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 in duplicate originals by their duly authorized officers or representatives.

SCIENTIFIC LEARNING CORPORATION By /s/ Linda L. Carloni ——————————— Linda L. Carloni Vice President and General Counsel Date: 9/19/03	THE REGENTS OF THE UNIVERSITY OF CALIFORNIA By /s/ Joel B. Kirschbaum ——————————— Joel B. Kirschbaum Title: Director - OTM Date: 9/19/03